UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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Prudential Series Fund
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PRUDENTIAL SERIES FUND

Gateway Center Three
100 Mulberry Street
Newark, NJ 07102-4072
(800) 752-6342

INFORMATION STATEMENT
February 14, 2008

To the Contract Owners:

On June 19-21, at a regular meeting of the Board of Trustees of The Prudential Series Fund, formerly The Prudential Series Fund, Inc., the trustees approved a new subadvisory agreement for the following of the trust's portfolios:

•  SP Mid-Cap Growth Portfolio

Prudential Investments LLC (PI, or the Manager) has entered into the following subadvisory arrangement:

Portfolio	New Subadvisory Arrangement	Former Subadvisory Arrangement
SP Mid-Cap Growth Portfolio	Neuberger Berman Management, Inc.	Calamos Asset Management, Inc.

This information statement describes the circumstances surrounding the Board's approval of the above-referenced new subadvisory arrangement and provides you with an overview of its terms. PI will continue as the Manager for the portfolio. This information statement does not require any action by you. It is provided to inform you about the new subadviser.

By order of the Board,

Deborah A. Docs
Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PRUDENTIAL SERIES FUND

Gateway Center Three
100 Mulberry Street
Newark, NJ 07102-4072
(800) 752-6342

INFORMATION STATEMENT
February 14, 2008

This information statement is being furnished in lieu of a proxy statement to contract owners investing in the SP Mid-Cap Growth Portfolio (the Portfolio), a series of The Prudential Series Fund (PSF, or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (SEC). The order permits the Portfolio's investment manager to hire new subadvisers that are not affiliated with the investment manager and to make changes to certain existing subadvisory contracts with the approval of the Board of Trustees, without obtaining contract owner approval.

The Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Delaware statutory trust.

The Trust's trustees are collectively referred to herein as the "Board," "Board Members," or "Trustees." PSF's principal executive office is 100 Mulberry Street, Newark, NJ 07102-4077.

The Portfolio is providing this information statement to contract owners investing in the Portfolio as of January 22, 2008. This information statement relates to the approval by the Board of the new subadvisory agreement, as described below:

•  SP Mid-Cap Growth Portfolio:

The Board approved: (i) a new subadvisory agreement dated as of November 16, 2007, among PI and Neuberger Berman Management, Inc. (Neuberger Berman) and (ii) terminating the subadvisory agreement among PI and Calamos Asset Management, Inc. (Calamos). Neuberger Berman replaced Calamos as the sole subadviser of the Portfolio. The subadvisory agreement with Calamos was last approved on June 19-21, 2007 by the Trustees, including the Independent Trustees,

The Portfolio will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about February 14, 2008.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Annual and Semi-Annual Reports

The Portfolio's annual and semi-annual reports are sent to contract owners. Only one report is delivered to multiple contract owners sharing an address unless the Trust receives contrary instructions from one or more of the contract owners. A copy of the Portfolio's most recent annual and semi-annual report may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free).

Shareholder Information

Information on share ownership of the Portfolio is set forth in Exhibit C.

  NEW SUBADVISORY AGREEMENT

At the meetings of the Board held on June 19-21, 2007, the Board, including all of the Independent Trustees, considered a new subadvisory agreement for the SP Mid Cap Growth Portfolio. Pursuant to recommendations submitted by PI at the meetings, the Board approved a new subadvisory agreement between PI and Neuberger Berman and the termination of the subadvisory agreement with the Portfolio's previous subadviser, Calamos Advisors LLC.

Information Concerning Neuberger Berman

Neuberger Berman, 605 Third Avenue, New York, NY 10158, is a wholly owned subsidiary of Lehman Brothers Holdings, Inc. (Lehman Brothers). Lehman Brothers, which trades on the New York Stock Exchange under the ticker symbol "LEH", is one of the leading global investment banks, serving institutional, corporate, government and high net worth individual clients. Lehman Brothers, which is a registered broker-dealer, futures commission merchant, and investment adviser, provides a full array of capital markets products, investment banking services, and investment management and advisory services worldwide.

Neuberger Berman is a registered investment advisor that is the investment adviser to and the underwriter and distributor of the Neuberger Berman complex of mutual funds. In addition, Neuberger Berman has several other subsidiaries that are registered investment advisers, which provide investment advice to or function as general partners of certain hedge funds.

Information on the directors and principal executive officers of Neuberger Berman are set forth in Exhibit B.

Reasons for Recommending the New Subadvisory Agreement

PI recommended to the Board that it: (i) terminate the subadvisory agreement with Calamos based in part on the Portfolio's one-, three- and five-year underperformance relative to peer mutual funds and the Portfolio's benchmark index, and (ii) approve the subadvisory agreement with Neuberger Berman based in part on an analysis by PI's Strategic Investment Research Group ("SIRG") that considered Neuberger Berman's investment performance, investment process, investment personnel, operations and controls to support a recommendation by SIRG that the Portfolio would be better served by replacing Calamos with Neuberger Berman.

Nature, Quality and Extent of Services

The Board received and considered information regarding the nature and extent of services provided to the Portfolio by the current subadviser under the current subadvisory agreement and those that would be provided to the Portfolio by Neuberger Berman under the new subadvisory agreement, noting that the nature and extent of services under the existing and new agreements were generally similar in that the current subadviser and Neuberger Berman were each required to provide day-to-day portfolio management services and comply with all Portfolio policies and applicable rules and regulations.

With respect to the quality of services, the Board considered, among other things, the background and experience of the Neuberger Berman portfolio management team. The Board noted that the same Neuberger Berman portfolio management team, which managed the AST Neuberger Berman Mid-Cap Growth Portfolio of Advanced Series Trust, would also be responsible for managing the Portfolio. The Board reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Portfolio. The Board was also provided with information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to Neuberger Berman. The Board noted that it received a favorable compliance report from the Portfolio's Chief Compliance Officer (CCO) as to Neuberger Berman.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Portfolio by Neuberger Berman and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services provided to the Portfolio would be enhanced by replacing Calamos with Neuberger Berman.

Performance of the Portfolio

The Board noted that the Portfolio's performance was in the fourth quartile over the one-year, three-year, and five-year periods in relation to the Peer Universe. The Board further noted that the Portfolio had underperformed against its benchmark index over the same periods.

The Board noted that PI had taken steps to address the Portfolio's performance by proposing that the Board approve Neuberger Berman Management as a new subadviser to replace the Portfolio's current subadviser. The Board approved a new subadvisory agreement with Neuberger Berman and approved the renewal of the subadvisory agreement with Calamos on an interim basis, pending the transition of the Portfolio's management from Calamos to Neuberger Berman.

The Board received and considered information regarding the performance of other investment companies managed by Neuberger Berman utilizing investment styles and strategies similar to that proposed for the Portfolio. Information on other investment companies managed by PI and subadvised by Neuberger Berman utilizing investment styles and strategies similar to that proposed for the Portfolio are set forth in Exhibit B. The Board noted that past performance of such other investment companies (listed in Exhibit B) was generally comparable to performance of peer mutual funds, and that Neuberger Berman's performance in managing comparable portfolios over prior periods might be indicative of how Neuberger Berman would have managed the Portfolio over such prior periods.

Investment Subadvisory Fee Rates

The Board considered the proposed subadvisory fee rates payable by the Manager to Neuberger Berman under the proposed new subadvisory agreement. The agreement called for Neuberger Berman to receive 0.40% for net assets to $1 billion; and 0.35% for net assets over $1 billion. The Board also considered, among other things, the fee rates payable to Neuberger Berman by other funds with investment objective similar to that of the Portfolio.

The Board noted that the proposed fee rate for Neuberger Berman was lower than the fee rate applicable to the Portfolio's current subadviser, Calamos Advisors LLC, but also noted that the proposed fee schedule called for the assets managed by Neuberger Berman in several different PI-managed mutual funds to be aggregated for purposes of calculating the fees to be paid to Neuberger Berman. The Board also observed that PI, and not the Portfolio, was responsible for the payment of subadvisory fees to the subadviser.

As a result of the above considerations, the Board concluded that the proposed subadvisory fee rate under the new subadvisory agreement was reasonable.

Subadviser's Profitability

The Board noted that the Manager pays the subadvisory fee, and therefore a change in the subadvisory fees will not change the fees paid by the Portfolio. Instead, a decrease in the subadvisory fee will increase the net management fee retained by the Manager. The Board noted that profitability would be reviewed annually in connection with the review of advisory agreements.

Economies of Scale

The Board noted that the proposed subadvisory fee schedule for the Portfolio contained breakpoints that reduce the fee rate on assets above specified levels, but did not consider this as a factor, because the Managers pay the subadvisory fees.

Other Benefits to the Subadviser or its affiliates from serving as Subadviser

The Board considered potential "fall-out" or ancillary benefits anticipated to be received by Neuberger Berman and its affiliates as a result of their relationships with the Portfolios. The Board concluded that any potential benefits to be derived by Neuberger Berman included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds.

The Board concluded that these reasons supported its selection of Neuberger Berman and unanimously approved the new subadvisory agreement.

Terms of the Subadvisory Agreement

Under the new subadvisory agreement, Neuberger Berman is compensated by the Manager (and not the Portfolio) at the following annual rates:

Portfolio	Subadviser	Fee (payable monthly)
SP Mid-Cap Growth Portfolio	Neuberger Berman	0.40% of average daily net assets to $1 billion; 0.35% of average daily net assets over $1 billion*

*For the purposes of calculating the fee payable to Neuberger Berman, the assets managed by Neuberger Berman in the SP Mid-Cap Growth Portfolio of The Prudential Series Fund will be aggregated with the assets managed by Neuberger Berman in the AST Neuberger Berman Small-Cap Growth Portfolio, the AST Small-Cap Growth Portfolio, the AST Neuberger Berman Mid-Cap Value Portfolio, the SP Small-Cap Growth Portfolio of The Prudential Series Fund, and any other portfolio subadvised by Neuberger Berman on behalf of PI and/or AST Investment Services, Inc. pursuant to substantially the same investment strategy.

The new subadvisory agreement provides that, subject to the supervision of the Manager and the Board, Neuberger Berman is responsible for managing the investment operations of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, Neuberger Berman will provide the Manager with all books and records relating to the transactions they execute and will render to the Trustees such periodic and special reports as the Board may reasonably request.

The new subadvisory agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the new subadvisory agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (2) the new subadvisory agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Portfolio's management agreement with the Managers, and (3) the new subadvisory agreement may be terminated at any time by the respective Subadviser or the Managers on not more than 60 days' nor less than 30 days' written notice to the other party to the new subadvisory agreement.

The new subadvisory agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, the subadvisers will not be liable for any act or omission in connection with their activities as subadvisers to the Portfolio.

  MANAGEMENT OF THE TRUST

The Manager

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Trust's Manager under a management agreement dated as of May 1, 2003. As of December 31, 2007, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, and had aggregate assets of approximately $121.1 billion.

PI serves as the Trust's Manager under a management agreement (the Management Agreement) dated as of January 1, 2006. Entry into the Management Agreement was necessitated by the Trust's reorganization from a Maryland corporation to a Delaware statutory trust.

The Management Agreements was last approved by the Trustees, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on June 20, 2007. The Management Agreement is substantially similar to a management agreement dated September 7, 2000, as amended and restated April 3, 2002, and as amended and restated as of September 5, 2002 (the September Agreement), which was last approved by the Board of Trustees, including a majority of the Independent Trustees, on June 21, 2006. Contract owners of PSF last approved the September Agreement on January 31, 2001.

Terms of the Management Agreement

Pursuant to the Management Agreement, PI is subject to the supervision of the Trustees and, in conformity with the stated policies of the Trust, manages both the investment operations of the Trust and the composition of the Trust's investment portfolio, including the purchase, retention and disposition of portfolio securities. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Manager reviews the performance of all subadvisers engaged for the Trust, and makes recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, the Manager is obligated to keep certain books and records of the Portfolio. The Manager also administers the Trust's business affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services that are not furnished by PFPC Trust Company ("PFPC") and Bank of New York ("BONY"), the Trust's custodians, and Prudential Mutual Fund Services LLC

("PMFS"), the Trust's transfer and dividend disbursing agent. The management services of the Manager for the Trust are not exclusive under the terms of the Management Agreement, and the Manager is free to, and does, render management services to others.

The Manager has authorized any of its Trustees, officers and employees who have been elected as Trustees or officers of the Trust to serve in the capacities in which they have been elected. All services furnished by the Manager under the Management Agreement may be furnished by any such Trustees, officers or employees of the Manager.

In connection with its management of the business affairs of the Trust, the Manager bears the following expenses:

(a) the salaries and expenses of all of its and the Trust's personnel, except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's subadvisers;

(b) all expenses incurred by the Manager or by the Trust in connection with managing the ordinary course of the Trust's business, other than those assumed by the Trust, as described below; and

(c) the fees payable to each subadviser pursuant to the subadvisory agreement between the Manager and each subadviser.

For its services, the Managers are compensated by the Trust as follows:

Fund	Management Fee Rate	Fees Paid for 2007 (unaudited)
SP Mid-Cap Growth Portfolio	.80% of the Fund's average daily net assets	$ 1,082,471

For the fiscal year ended December 31, 2007, the aggregate fees paid to the Managers for their services to all of the Portfolios comprising the Prudential Series Fund were approximately $171,514,685 (unaudited).

Under the terms of the Management Agreement, the Trust is responsible for the payment of the following expenses: (a) the fees payable to the Manager, (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's subadvisers, (c) the fees and certain expenses of the Trust's custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Trust and of pricing Trust shares, (d) the charges and expenses of the Trust's legal counsel and independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions, (f) all taxes and corporate fees payable by the Trust to governmental agencies, (g) the fees of any trade associations of which the Trust may be a member, (h) the cost of share certificates representing shares of the Trust, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and qualifying the Trust's shares under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.

The Management Agreement provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees of the Trust, by vote of a majority of the Trust's outstanding voting securities (as defined in the Investment Company Act) or by the Trust, upon not more than 60 days' nor less than 30 days' written notice to the Trust.

Information About PI

PI is a wholly-owned subsidiary of PIFM Holdco, Inc., 100 Mulberry Street, Newark, New Jersey 07102-4077 which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential's address is 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.

PI's Officers

The business and other connections of PI's directors and principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Directors and Officers of PI and ASTI

The business and other connections of the directors and principal executive officers of PI are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

Name	Position	Principal Occupations
Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer of Prudential Investments LLC (PI); Officer-in-Charge, Director, President, Chief Executive Officer and Chief Operating Officer of AST Investment Services, Inc.; Officer-in-Charge, Director, President and Chief Executive Officer of Prudential Annuities Fund Services, Inc.; Officer-in- Charge, Director, President, Chief Executive Officer and Chief Operating Officer of Prudential Annuities Advisory Services, Inc.

Robert F. Gunia	Executive Vice President and Chief Administrative Officer	Executive Vice President and Chief Administrative Officer of PI; President (since April 1999) of Prudential Investment Management Services LLC (PIMS); Director, Executive Vice President and Chief Administrative Officer (since May 2003) of AST Investment Services, Inc, Prudential Annuities Advisory Services, Inc., and Prudential Annuities Fund Services, Inc.; Executive Vice President (since March 1999) of Prudential Mutual Fund Services LLC; Vice President and Director (since May 1989) and Treasurer (since 1999) of the Asia Pacific Fund, Inc.

Kathryn L. Quirk	Executive Vice President and Chief Legal Officer	Vice President and Corporate Counsel (since September 2004) of The Prudential Insurance Company of America ("Prudential"), Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Timothy J. Knierim	Chief Compliance Officer	Chief Compliance Officer of Prudential Investment Management, Inc. (since July 2007); formerly Chief Risk Officer of PIM and PI (2002-2007) and formerly Chief Ethics Officer of PIM and PI (2006-2007).

Name	Position	Principal Occupations
Grace C. Torres	Treasurer and Principal Financial and Accounting Officer	Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of PI; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.

Valerie M. Simpson	Deputy Chief Compliance Officer	Vice President and Senior Compliance Officer (since March 2006) of PI; Vice President-Financial Reporting (since March 2006) for Prudential Life and Annuities Finance;

Deborah A. Docs	Vice President and Secretary	Vice President and Corporate Counsel January 2001) of Prudential; Vice President (since December 1996) and Assistant Secretary (since March 1999) of PI; formerly Vice President and Assistant Secretary (May 2003-June 2005) of AST Investment Services, Inc.

Noreen M. Fiero	Anti-Money Laundering Compliance Officer	Vice President, Corporate Compliance (since May 2006) of Prudential; formerly Corporate Vice President, Associate General Counsel (April 2002-May 2005) of UBS Financial Services, Inc., in their Money Laundering Prevention Group; Senior Manager (May 2005-May 2006) of Deloitte Financial Advisory Services, LLP, in their Forensic and Dispute Services, Anti-Money Laundering Group.

The Distributor and Transfer Agent

Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, a wholly-owned subsidiary of Prudential, acts as the principal underwriter of the Fund by distributing Fund shares on a continuous basis. Pursuant to a distribution and service plan (the Plan) adopted under Rule 12b-1 under the Investment Company Act, the Fund bears the expenses of distribution and service fees paid to the Distributor with respect to Class II of the Fund. For the fiscal year ending December 31, 2007, the Portfolio did not pay any distribution and service fees to the Distributor.

The Trust's transfer agent for the fiscal year ended December 31, 2007 was Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102. For its services as transfer agent, the Trust pays to PMFS an annual fee of approximately $3,000 (unaudited) and certain out of pocket expenses.

Brokerage

The Portfolios paid the following commissions to affiliated broker dealers for the fiscal year ended December 31, 2007:

Portfolio	Wachovia Securities LLC	Other Affiliated Brokers
SP Mid-Cap Growth Portfolio	None	N/A

Information about Previous Subadvisory Arrangement

Neuberger Berman replaced Calamos as the sole subadviser of the SP Mid-CapGrowth Portfolio as of November 16, 2007. The following is information concerning the previous subadvisory arrangement with Calamos:

Former Subadviser	Former Subadvisory Fee Rate	Fees Paid up through November 16, 2007 (unaudited)
Calamos Asset Management, Inc.	0.45% of average daily net assets to $100 million; 0.40% of average daily net assets over $100 million	$ 520,090

Had Neuberger Berman's new subadvisory fee rate been in effect in 2007, and if Calamos had been the sole subadviser for the full year 2007, Calamos would have received $541,235 (unaudited), a 8.8% (unaudited) reduction from the $593,228 in fees Calamos would have received at its fee rate during the full year 2007 had it been the sole subadviser for the full year 2007. The subadvisory agreement with Calamos was approved by the Board without shareholder approval pursuant to the Manager of Managers Order.

Shareholder Proposals

As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs
Secretary

Dated: February 14, 2008

EXHIBIT A

The Prudential Series Fund

SP Mid Cap Growth Portfolio

SUBADVISORY AGREEMENT

Agreement made as of this 16th day of November 2007 between Prudential Investments LLC (PI or the Manager), a New York limited liability company and Neuberger Berman Management, Inc. (Neuberger Berman or the Subadviser).

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) with The Prudential Series Fund, a Delaware statutory trust (the Fund) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI acts as Manager of the Fund; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to the Fund and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Fund, referred to herein as the Fund) and to manage such portion of the Fund's portfolio as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1.  (a)  Subject to the supervision of the Manager and the board of trustees of the Fund (the Board), the Subadviser shall provide investment management services to such portion of the Fund's portfolio, including the purchase, retention and disposition of securities therein, in accordance with the Fund's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i)  The Subadviser shall provide investment advisory services for such portion of the Fund's portfolio as the Manager shall direct, and the Subadviser shall have discretion without prior consultation with the Manager to determine, from time to time, what investments and securities will be purchased, retained or, sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii)  In the performance of its duties and obligations under this Agreement, the Subadviser shall, act in conformity with the copies of the Agreement and Declaration of Trust, By-Laws and Prospectus of the Fund and any procedures adopted by the Board applicable to the Fund including any amendments to those procedures (Board Procedures) provided to it by the Manager (the Fund Documents), comply with the instructions and directions of the Manager and of the Board, and co-operate with the Manager's (or its designee's) personnel responsible for monitoring the Fund's compliance. The Subadviser shall also comply at all times with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law. The Manager shall provide Subadviser, in a timely fashion, with copies of any updated Fund Documents.

(iii)  The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund's portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser)) in accordance with the Fund's policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board may direct from time to time. In providing the Fund with investment advisory services, it is recognized that the Subadviser shall give primary consideration to securing best execution (which may not involve the most favorable commission). Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. In pursuing best execution, the Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv)  The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions effected by it as required by any applicable federal or state securities laws or regulations, including the 1940 Act, the 1934 Act and the Advisers Act. The Subadviser shall furnish to the Manager or the Board all information relating to the Subadviser's services under this Agreement reasonably requested by the Manager and the Board within a reasonable period of time after the Manager or the Board makes such request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

(v)  The Subadviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages. The Subadviser shall furnish the Manager with information concerning portfolio transactions each day and such other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund and discuss the management of the Fund with the Manager and the Board as either or both shall from time to time reasonably request.

(vi)  The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Subject to the Subadviser's responsibility to the Fund, Manager agrees that Subadviser may give advice or exercise investment responsibility and take such other action with respect to other individuals or entities which may differ from advice given to the Fund. Further, Manager acknowledges that the Subadviser, or its agent, or employees, or any of the accounts Subadviser advises, may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may or may not have an interest from time to time, whether such transactions involve the Fund or otherwise.

(vii)  The Subadviser and Manager understand and agree that if the Manager manages the Fund in a "manager-of-managers" style, the Manager shall, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(viii)  The Subadviser acknowledges that the Manager and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund's portfolio or any other transactions of Fund assets.

(ix)  The Subadviser shall provide the Manager a copy of Subadviser's Form ADV as filed with the Securities and Exchange Commission (the Commission).

(b)  The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser shall surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Fund's books and records maintained by the Subadviser shall be made available, within ten (10) business days of a written request, to the Fund's accountants or auditors during regular business hours at the Subadviser's offices. The Fund, the Manager or their respective authorized representatives shall have the right to copy any records in the Subadviser's possession that pertain to the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. The Subadviser agrees that the policies and procedures it has established for managing the Fund portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Fund, shall be made available for inspection by the Fund, the Manager or their respective authorized representatives upon reasonable written request within not more than ten (10) business days.

(c)  The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Manager and the Fund, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains adequate compliance procedures in compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Manager and the Fund upon reasonable request. The Subadviser shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Manager for purposes of filing any required reports with the Commission or such other regulator having appropriate jurisdiction.

(d)  The Subadviser shall furnish to the Manager copies of all records prepared in connection with the maintenance of compliance procedures pursuant to paragraph 1(c) hereof as the Manager may reasonably request.

(e)  The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund's portfolio, subject to such reporting and other requirements as shall be established by the Manager.

(f)  Upon reasonable request from the Manager, the Subadviser (through a qualified person) shall assist the valuation committee of the Fund or the Manager in valuing securities of the Fund as may be required from time to time, including the provision of information known to the Subadviser related to the securities being valued.

(g)  The Subadviser shall provide the Manager with any information reasonably requested regarding its management of the Fund's portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the Commission. The Subadviser shall provide the Manager with certification, documentation or other information reasonably requested or required by the Manager for purposes of the certifications of shareholder reports by the Fund's principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Fund and the Manager if any information in the Prospectus is (or will become) inaccurate or incomplete.

(h)  The Subadviser shall comply with Board Procedures provided to the Subadviser by the Manager or the Fund. The Subadviser shall notify the Manager as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(i)  The Subadviser shall keep the Fund and the Manager informed of developments relating to its duties as subadviser of which the Subadviser has knowledge that would materially affect the Fund. In this regard, the Subadviser shall provide the Fund, the Manager, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Manager may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Manager and the Board with reports regarding the Subadviser's management of the Fund's portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Manager. The Subadviser shall certify quarterly to the Fund and the Manager that it and its "Advisory Persons" (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser's Code of Ethics and compliance program, respectively, to the Fund and the Manager. Upon written request of the Fund or the Manager with respect to violations of the Code of Ethics directly affecting the Fund, the Subadviser shall permit representatives of the Fund or the Manager to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2.  The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3.  The assets of the Fund shall be maintained in the custody of a custodian as designated within an agreement between the Fund and the custodian (the Custodian). Subadviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of Subadviser properly authorized to give such instruction.

4.  For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund's average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager's receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Manager. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

5.  (a)  The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Manager's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

(b).  The Manager acknowledges and agrees that Subadviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of Subadviser, whether public or private.

6.  Subject to the right of each, the Manager and Subadviser, to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of each the Manager and Subadviser in respect thereof. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with the Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

7.  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time,all without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it shall promptly notify the Fund and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record. Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically upon notice to the Subadviser of the execution of a new Agreement with a successor Subadviser.

8.  Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager: Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund: Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser: 605 Third Avenue, New York, New York 10158.

9.  Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

10.  During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all Prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use such material if the Subadviser reasonably objects in writing after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment, confirmed email or hand delivery.

11.  The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

12.  This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

13.  This Agreement shall be governed by the laws of the State of New York.

14.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

BY:    ROBERT F. GUNIA

Name:  Robert F. Gunia

Title:  Executive Vice President and
Chief Administrative Officer

NEUBERGER BERMAN MANAGEMENT, INC.

BY:    BRIAN GAFFNEY

Name:  Brian Gaffney

Title:  Managing Director

SCHEDULE A

The Prudential Series Fund

As compensation for services provided by Neuberger Berman Management, Inc. (Neuberger Berman), Prudential Investments LLC will pay Neuberger Berman a fee on the net assets managed by Neuberger Berman Management, Inc. that is equal, on an annualized basis, to the following:

Fund Name	Advisory Fee
SP Mid-Cap Growth	0.40% of average daily net assets to $1 billion

0.35% of average daily net assets over $1 billion*

Dated as of November 16, 2007.

* For purposes of calculating the subadvisory fee payable to Neuberger Berman, the assets managed by Neuberger Berman in the SP Mid-Cap Growth Portfolio of The Prudential Series Fund shall be aggregated with the assets managed by Neuberger Berman in the AST Neuberger Berman Mid-Cap Value Portfolio of Advanced Series Trust, the AST Neuberger Berman Mid-Cap Growth Portfolio of Advanced Series Trust, and any other portfolio subadvised by Neuberger Berman on behalf of Prudential Investments LLC and/or AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) pursuant to substantially the same investment strategy.

EXHIBIT B

OTHER FUNDS MANAGED BY NEUBERGER BERMAN

The following table sets forth information relating to the other registered investment company portfolios for which Neuberger Berman acts as an investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to those of the SP Mid-Cap Growth Portfolio.

	Neuberger Berman Assets as of 12/31/07 (unaudited)	Sub-Advisory Fee Paid to Neuberger Berman
AST Small-Cap Growth Portfolio	$162,770,328	0.50% to $100 million; 0.45% on next $200 million; 0.40% over $300 million
AST Neuberger Berman Small-Cap Growth Portfolio	$208,922,399	0.50% to $100 million; 0.45% on next $200 million; 0.40% over $300 million
AST Neuberger Berman Mid-Cap Growth Portfolio	$869,701,296	0.40% to $1 billion; 0.35% over $1 billion
AST Neuberger Berman Mid-Cap Value Portfolio	$1,001,838,809	0.40% to $1 billion; 0.35% over $1 billion

MANAGEMENT OF NEUBERGER BERMAN

The table below lists the name, address, position with Neuberger Berman and principal occupation during the past five years for the principal executive officers and Directors of Neuberger Berman.

Name and Address*	Position with Neuberger Berman and Principal Occupation
Peter E. Sundman	President, Director

Jack L. Rivkin	Chairman of the Board, Director

Edward Grieb	Chief Financial Officer, Treasurer

Maxine Gerson	Secretary and General Counsel

Robert Conti	Senior Vice President

Brian J. Gaffney	Senior Vice President

* The address of each person is 605 Third Avenue 2nd Floor, New York, NY 10158-0180.

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EXHIBIT C

SHAREHOLDER INFORMATION

As of January 22, 2008, the Trustees and officers of the Portfolio, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of January 22, 2008, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the SP Mid-Cap Berman Small-Cap Growth Portfolio were as follows:

Title of Class	Name and Address	Shares	Percent of Total Outstanding Shares
N/A	Pru Annuity Attn: Separate Accounts 213 Washington St, 7th Floor Newark, NJ 07102	13,959,869	79.15%
N/A	Plaz Life Attn: Separate Accounts 213 Washington St, 7th Floor Newark, NJ 07102	3,678,113	20.85%

As of January 22, 2008, the Portfolio had 17,637,982.68 shares outstanding.

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